EXHIBIT 10.07
ALLIED WASTE INDUSTRIES, INC.
2005 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN
[Effective May 20, 2005]
1. Purpose of the Plan
     This Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan was adopted, subject to stockholder approval, for the benefit of Non-Employee Directors of Allied Waste Industries, Inc. The Plan is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.
2. Definitions
     As used in the Plan, the following definitions apply to the terms indicated below.
     (a) “Additional Restricted Stock Units” has the meaning set forth in Section 6(d).
     (b) “Affiliate” of any person means an individual or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person.
     (c) “Annual Grant” means the annual grant of an Award to an Eligible Director pursuant to Section 5(b).
     (d) “Award” means a share of Restricted Stock, Restricted Stock Unit, or Option granted under this Plan.
     (e) “Board” or “Board of Directors” means the Board of Directors of the Company.
     (f) “Cash Fee Award” means cash fees paid to eligible Directors from time to time for their continued service on the Board and/or for attendance at meetings of the Board or of committees of the Board.
     (g) “Committee” means a committee duly appointed by the Board, which Committee shall consist of not less than two members of the Board.
     (h) “Common Stock” means the Company’s common stock, par value $.01 per share.
     (i) “Company” means Allied Waste Industries, Inc., a Delaware corporation.
     (j) “Deferred Compensation Plan” means any nonqualified deferred compensation plan of the Company that is currently in effect or subsequently adopted by the Company.
     (k) “Designee Director” means a person designated by a Designating Person to serve as a Non-Employee Director pursuant to the Company’s Certificate of Incorporation or Bylaws, or an agreement or other arrangement between the Company and the Designating Person.
     (l) “Designating Person” with respect to a Designee Director means an individual or entity that has the right to designate such Designee Director to serve as a Director of the Company.
     (m) “Effective Date” means the date on which the Company’s stockholders approve this Plan.

     (n) “Eligible Director” means, for purposes of an Award, a person who is elected, appointed, or reelected as a Non-Employee Director on or after the Effective Date.
     (o) “Fair Market Value” of a share of Common Stock on any date is (i) the closing sales price of a share of Common Stock on that date (or if that date is not a business day, on the immediately preceding business day) as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading; (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on that date (or if that date is not a business day, on the immediately preceding business day as quoted on the Nasdaq Stock Market, Inc. (“Nasdaq”) or (iii) if not quoted on Nasdaq, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System on that date (or if that date is not a business day, on the immediately preceding business day). If the price of a share of Common Stock is not so reported, the Fair Market Value of a share of Common Stock shall be determined by the Plan Administrator in good faith.
     (p) “Initial Grant” means the initial grant of an Award to an Eligible Director pursuant to Section 5(a).
     (q) “New Director”, for purposes of an Award, means a person who (i) is first elected or appointed as a Non-Employee Director on or after the Effective Date, or (ii) first becomes a Non-Employee Director on or after the Effective Date.
     (r) “Non-Employee Director” or “Director” means a director of the Company who, at the time of his or her service, is not an employee of the Company or any Subsidiary.
     (s) “Option” means an option to purchase shares of Common Stock of the Company granted pursuant to Section 5(d).
     (t) “Plan” means this Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan, which was previously known as the Allied Waste Industries, Inc. 1994 Amended and Restated Non-Employee Director Stock Option Plan.
     (u) “Plan Administrator” means the Board or the Committee, as the case may be.
     (v) “Restricted Stock” means shares of Common Stock that are granted pursuant to the terms of Section 5 and that are subject to the restrictions set forth in Section 6 for so long as such restrictions continue to apply to such shares.
     (w) “Restricted Stock Unit” or “RSU” means the Company’s unfunded promise to pay one share of Common Stock or its cash equivalent that is granted pursuant to the terms of Section 5 and that is subject to the restrictions set forth in Section 6 for so long as such restrictions continue to apply to such unit.
     (x) “Securities Act” means the Securities Act of 1933, as amended.
     (y) “Subsidiary” or “Subsidiaries” mean any and all corporations or other entities in which, at the pertinent time, the Company owns, directly or indirectly, stock or other equity interests vested with more than 50% of the total combined voting power of all classes of stock of such corporations within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended.
3. Administration of the Plan
     The Plan shall be administered by the Plan Administrator. If a Committee is the Plan Administrator, a majority of the members of the Committee shall constitute a quorum for the transaction of business and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award granted under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Plan Administrator shall be final and binding on all parties. Notwithstanding the above, the selection of Non-Employee Directors to whom Awards are to be granted, the number of shares of Restricted Stock granted or the number of shares subject to any RSU or Option, the exercise price of any Option, the ten-year maximum term of any Option, and the vesting period for shares of any Awards shall be as provided in this Plan and the Plan Administrator shall have no discretion as to such matters.
4. Stock Reserved for the Plan
     A maximum of 2,750,000 shares of Common Stock may at any time be (a) granted as Restricted Stock under the Plan, (b) subject to outstanding RSUs or Options granted under the Plan, or (c) issued to Eligible Directors as the result of conversions of Cash Fee Awards; provided, that the class and aggregate number of shares granted hereunder shall be subject to adjustment in accordance with the provisions of Section 12 of this Plan. The Company shall reserve for issuance pursuant to this Plan such number of shares of Common Stock as may from time to time be granted or subject to Awards hereunder. If any shares of Restricted Stock are forfeited or cancelled for any reason, such shares shall again be available for grant under the Plan. If any RSUs are forfeited or cancelled for any reason, or if any Options expire or are canceled prior to their exercise in full, the shares of Common Stock subject to such RSUs or Options shall again be available for grant under the Plan. If there are not sufficient shares under the Plan to make an Award on the date the Award is to be made, the Award will not be made.
5. Awards
     (a) Initial Grant to New Directors. Beginning on the Effective Date of this Plan and for so long as this Plan is in effect and shares of Common Stock are available for the grant of Awards, each New Director shall be granted shares of Restricted Stock (or, in the discretion of the Plan Administrator, Restricted Stock Units or Options) having a Fair Market Value of $150,000, which shares shall be awarded on the later of (i) the date of the New Director’s initial election to the Board or (ii) the date upon which the New Director first becomes eligible to participate in this Plan. Restricted Stock granted under this Section 5(a) shall be subject to the provisions of Section 6.
     (b) Annual Grant. Beginning on the Effective Date and for so long as this Plan is in effect and shares of Common Stock are available for the grant of Awards, each Eligible Director shall, on each date on which he or she is elected or reelected to the Board, be granted shares of Restricted Stock (or, in the discretion of the Plan Administrator, Restricted Stock Units or Options) having a Fair Market Value of $55,000, which shares shall be awarded on the date of reelection. Restricted Stock granted under this Section 5(b) shall be subject to the provisions of Section 6.
     (c) Determination of Number of Shares. The number of shares of Restricted Stock subject to each Award granted pursuant to Section 5(a) or 5(b) shall be determined by dividing the dollar amount set forth in Section 5(a) or 5(b), as the case may be, by the Fair Market Value of one share of Common Stock on the date of the Award; provided, however, that the number of shares of Restricted Stock shall be rounded downward such that no fractional share shall be issued.
     (d) Restricted Stock Units or Options in Lieu of Shares of Restricted Stock. The Plan Administrator, in its discretion, may determine that one or more Initial Grants or Annual Grants under this Plan shall be made in the form of RSUs or Options. If the Plan Administrator determines that RSUs are to be awarded instead of shares of Restricted Stock, then (i) the number of shares of Common Stock subject to each award of RSUs shall be the number of shares of Restricted Stock that otherwise would have been awarded, (ii)the RSUs will be subject to the terms and conditions of Section 6, and (iii) the agreement evidencing the RSUs shall specify whether payment, upon vesting, will be made in the form of Common Stock (whereby the Director will receive one share of Common Stock for each Restricted Stock Unit) or in cash (whereby the Director will receive a lump sum cash payment in an amount equal to the Fair Market Value of one share of Common Stock at the time of vesting times the number of vested RSUs). If the Plan Administrator determines that Options are to be awarded instead of shares of Restricted Stock, then (A) the number of shares of Common Stock subject to each Option shall be three times the number of shares of Restricted Stock that otherwise would have been awarded, and (B) the Options shall be subject to the terms and conditions of Section 7.
     (e) Vesting. An Award made under Section 5(a) above shall be subject to the following vesting schedule: 0% vested until the last day of the Director’s first one-year term ending after the date of grant; 1/3 vested on the last day of the Director’s first one-year term ending after the date of grant; an additional 1/3 vested on the last day of the Director’s second one-year term ending after the date of grant; and an additional 1/3 vested on the last day of the Director’s third one-year term ending after the date of grant. An Award made under Section 5(b) above shall be subject to the following vesting schedule: 0% vested until the last day of the Director’s first one-year term ending after the date of grant, and 100% vested on the last day of the Director’s first one-year term ending after the date of grant. Upon vesting, shares of Restricted Stock and/or RSUs shall no longer be subject to any restrictions set forth in Section 6, and Options may be exercised pursuant to the terms and conditions set forth in Section 7. Any portion of an Award granted under Section 5(a) or 5(b) that remains unvested as of the date a Director ceases to be a Director for any reason shall be forfeited. Notwithstanding any contrary provision of this Section 5(e), an Award shall be fully vested in the event of the Director’s death or as otherwise provided in the agreement evidencing the Director’s Award.
     (f) Adjustments to Amount of Initial Grants and Annual Grants. Notwithstanding the foregoing, the Board may, from time to time and in its sole discretion, (i) adjust (upward or downward) the nominal dollar value of Initial Grants under Section 5(a); provided, however, that the Board may not increase the nominal dollar value of Initial Grants to more than $200,000 in the aggregate during the term of the Plan; and (b) adjust (upward or downward) the nominal dollar value of Annual Grants under Section 5(b); provided, however, that the Board may not increase the nominal value of Annual Grants to more than $80,000 in the aggregate during the term of the Plan.
     (g) Awards to Designee Directors. A Designee Director may provide written notice to the Plan Administrator to instruct the Plan Administrator to issue any Awards that would be issuable to such Designee Director under the Plan to the Designee Director’s Designating Person or its Affiliates. Upon receipt of such notice, the Plan Administrator shall cause all Awards that would otherwise be issuable to the Designee Director under the Plan to be issued to the Designee Director’s Designating Person or its Affiliates, according to the instructions set forth in such notice.
6. Restricted Stock and Restricted Stock Units
     (a) Issuance of Certificates for Restricted Stock. Reasonably promptly after the award of shares of Restricted Stock under Section 5(a) or 5(b), the Company shall cause to be issued a stock certificate, registered in the name of the Director to whom such shares were granted, evidencing such shares; provided that the Company shall not cause such stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:
The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms, and conditions (including forfeiture and restrictions against transfer) contained in the Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan (the “Plan”) and an agreement entered into between the registered owner of such shares and Allied Waste Industries, Inc. A copy of the Plan and agreement is on file in the office of the Secretary of Allied Waste Industries, Inc.
Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms of this Plan.
     Each certificate issued pursuant to the above paragraph, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company. The Company shall issue to the Director a receipt evidencing the certificates that are registered in the name of the Director and held by the Company.

     Reasonably promptly after a share of Restricted Stock vests pursuant to the terms of Section 5(e), the Company shall cause to be issued and delivered to the Director to whom such shares were granted a certificate evidencing such shares, free of the legend set forth above. Delivery of the certificate shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Director.
     (b) Issuance of Certificates or Cash Payment Upon Vesting of RSUs. If shares of Common Stock are to be issued upon vesting of RSUs, then reasonably promptly after the vesting of such RSUs the Company shall cause to be issued a stock certificate, registered in the name of the Director to whom such Units were granted, evidencing the shares, provided that such stock certificate shall not be required to bear the legend set forth in Section 6(a). Delivery of the certificate shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Director. If, under Section 5(d), a cash payment is to be made upon vesting of RSUs, then reasonably promptly after the vesting of such RSUs the Company shall cause a lump sum payment to be made to the Director.
     (c) Restrictions on Transfer. Prior to vesting, a Director shall be entitled to assign or transfer a share of Restricted Stock and all of the rights related thereto only to the extent permitted by this Section 6(c). Any such assignment or transfer must not be for value and shall be limited to an assignment or transfer to: (i) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships; (ii) any person sharing the Director’s household (other than a tenant or employee); (iii) a trust in which the Director or any of the persons described in clause (i) or (ii), above, hold more than 50% of the beneficial interest; or (iv) a private foundation in which the Director or any of the persons described in clause (i) or (ii), above, own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the Director or any of the persons described in clause (i) or (ii), above, in exchange for an interest in that entity shall not constitute a transfer for value. Prior to vesting, a Director shall not be entitled to assign or transfer any interest in any RSUs.
     (d) Voting and Dividend Rights. The holders of shares of Restricted Stock awarded under this Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders (except that the transfer of such shares is limited in accordance with Section 6(c) prior to vesting); provided, however, that the Plan Administrator may require in the agreement granting the shares of Restricted Stock that cash dividends be invested in additional shares of Restricted Stock, subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Holders of RSUs awarded under this Plan shall have no voting, dividend, or other rights as stockholders of the Company unless and until such RSUs vest and certificates for shares of Common Stock are issued pursuant to Section 6(b). Notwithstanding the foregoing, the agreement evidencing RSUs may provide, in the event of a cash dividend paid by the Company to holders of Common Stock generally, for the crediting of an additional number of RSUs (“Additional Restricted Stock Units”) equal to the total number of whole RSUs and any Additional Restricted Stock Units previously credited multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company, divided by the Fair Market Value of a share of Common Stock. The agreement also may provide, in the event of a stock dividend paid by the Company to holders of Common Stock generally, for the crediting of Additional Restricted Stock Units equal to the total number of whole RSUs and Additional Restricted Stock Units previously credited multiplied by the share dividend paid per share of Common Stock by the Company. Any Additional Restricted Stock Units shall be subject to the same terms and restrictions as the RSUs to which they relate.
     (e) Deferral of Issuance of Common Stock Upon Vesting of RSUs. A Director who is eligible to participate in any Deferred Compensation Plan may elect to defer the dates on which shares of Common Stock are to be issued pursuant to one or more RSUs. The Director’s election shall be made pursuant to the terms of the Deferred Compensation Plan. When the vesting date occurs, the RSU(s) subject to the election will be transferred into a deferred compensation account established under the Deferred Compensation Plan and will be subject to the terms of the Deferred Compensation Plan. Notwithstanding any election to defer the date(s) on which shares of Common Stock are to be issued pursuant to one or more RSUs, in the event of a Director’s death prior to the transfer to the Deferred Compensation Plan, all RSUs subject to such election (and otherwise payable under the terms of this Plan) will be paid in full to the Director’s beneficiary within a reasonable time after notice to the Plan Administrator of the Director’s death or, if later, on the date such payment would be made to the Director absent the deferral election.
7. Options
     (a) Exercise Price. The exercise price per share of Common Stock of each Option granted to a Director pursuant to this Plan shall be the Fair Market Value of the Common Stock on the date of grant.
     (b) Option Agreement. Each Option granted under this Plan shall be evidenced by an agreement, in a form approved by the Plan Administrator, which shall be subject to the terms and conditions of the Plan. Any agreement may contain such other terms, provisions, and conditions as may be determined by the Plan Administrator, so long as such terms are not inconsistent with the Plan.
     (c) Term and Exercise of Options. Each option agreement shall provide that the Option shall expire ten (10) years from the date of the grant.
     (d) Procedure for Exercise of Options. An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, along with the agreement evidencing the Option and payment for shares of Common Stock to be purchased upon the exercise of the Option. The notice must specify the number of shares of Common Stock with respect to which the Option is being exercised and must be signed by the Director (or his or her executor or administrator). Payment shall be made either (i) in cash, by certified check, bank cashier’s check or wire transfer, (ii) subject to the approval of the Plan Administrator, in shares of Common Stock owned by the Director for a period of at least six months prior to the effective date on which the Option is exercised and valued at their Fair Market Value on the effective date of such exercise, (iii) subject to the approval of the Plan Administrator, in the form of a “cashless exercise” (as described in Section 7(e), below), or (iv) subject to the approval of the Plan Administrator, in any combination of the foregoing. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time. The effective date on which an Option is exercised shall be established by the Secretary and shall occur within an administratively reasonable period of time (but no later than five business days) after the Secretary receives the notice, agreement, and payment referred to above. Prior to the exercise date, the Director may withdraw the notice, in which case the Option will not be exercised.
     (e) Cashless Exercise. The cashless exercise of an Option shall be pursuant to procedures whereby the Director, by written notice, irrevocably directs (i) an immediate market sale or margin loan with respect to all or a portion of the shares of Common Stock to which he or she is entitled upon exercise pursuant to an extension of credit by a brokerage firm or other party (provided that the brokerage firm or other party is not affiliated with the Company) of the exercise price and any tax withholding obligations resulting from such exercise, (ii) the delivery of the shares of Common Stock directly from the Company to such brokerage firm or other party, and (iii) delivery to the Company from the brokerage firm or other party, from the proceeds of the sale or the margin loan, of an amount sufficient to pay the exercise price and any tax withholding obligations resulting from such exercise.
     (f) Termination of Options. Except as may be otherwise expressly provided in this Plan or otherwise determined by the Plan Administrator, each Option, to the extent it shall not have been exercised previously, shall terminate on the earliest of the following:
     (i) On the last day of the three-month period commencing on the date on which the Director ceases to be a member of the Board for any reason, other than the death of the Director, during which period the Director shall be entitled to exercise all Options held by the Director on the date on which the Director ceased to be a member of the Board that could have been exercised on such date;
     (ii) On the last day of the six-month period commencing on the Director’s death while serving as a member of the Board, during which period the executor or administrator of the Director’s estate or the person or persons to whom the Director’s Option shall have been transferred by will or the laws of descent or distribution shall be entitled to exercise all Options in respect of the number of shares that the Director would have been entitled to purchase had the Director exercised such Options on the date of his or her death; or
     (iii) Ten years after the date of grant of such Option.
     For purposes of this Section 7(f), “month” means 31 calendar days beginning with the calendar day on which the relevant event occurs, and “year” means 365 calendar days beginning with the calendar day on which the relevant event occurs.
     (g) Assignability of Options. Except as set forth in this Section 7(g), during the lifetime of a Director each Option granted to him or her shall be exercisable only by him or her or a broker-dealer acting on his or her behalf pursuant to Section 7(e). No Option shall be assignable or transferable for value. Each Option may be assigned by a Director by will or by the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. Additionally, each Option may be assigned to: (i) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Director’s household (other than a tenant or employee), (iii) a trust in which the Director or any of the persons described in clause (i) or (ii), above, hold more than 50% of the beneficial interest, or (d) a private foundation in which the Director or any of the persons described in clause (i) or (ii), above, own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the Director or any of the persons described in clause (i) or (ii), above, in exchange for an interest in that entity shall not constitute a transfer for value for purposes of this Section 7(g).
     (h) No Rights as a Stockholder. No Director shall have any rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate or certificates representing such shares. Except as provided in Section 12 of this Plan, no adjustment for dividends or otherwise shall be made if the record date is prior to the date of issuance of the certificates representing shares of Common Stock purchased pursuant to exercise of the Option.
8. Election Regarding Cash Fee Awards
     (a) Election to Receive Equity in Lieu of Cash Fee Awards. Each Eligible Director may elect, on or prior to the date of each annual meeting of the Company’s stockholders, in a writing delivered to the Company’s principal executive offices, to have all or any portion of his or her Cash Fee Awards paid to him or her in shares of Common Stock. Such election by a Director shall remain valid until the date of the annual meeting of stockholders in the following year and, if the Director does not make another written election with respect to his or her Cash Fee Awards at that time, his or her Cash Fee Awards for the next year shall be paid in cash. Notwithstanding the foregoing, if there are not sufficient shares of Common Stock available under the Plan to make payment of the Cash Fee Awards in the form of Common Stock, the Cash Fee Awards will be paid in cash.
     (b) Determination of Number of Shares Subject to Cash Fee Awards. If an Eligible Director elects to have his or her Cash Fee Award paid in Common Stock, the number of shares shall be determined by dividing the dollar amount of the Cash Fee Award to be paid in the form of shares by the Fair Market Value of one share of Common Stock on the last day of the calendar month in which the Cash Fee Award is earned; provided, however, that the number of shares of Common Stock shall be rounded downward such that no fractional share shall be issued.
     (c) Vesting. Notwithstanding any contrary provision of this Plan, shares of Common Stock paid to a Director in lieu of Cash Fee Awards will not be subject to vesting.
9. Extraordinary Corporate Transactions

     If the Company effects a merger, consolidation, acquisition, separation, reorganization, liquidation or similar transaction, the Company may substitute new Awards for the Awards then outstanding under the Plan or a corporation other than the Company, including (without limitation) a parent or subsidiary of the Company, may assume the Company’s duties as to Awards then outstanding under the Plan. Notwithstanding the foregoing or the provisions of Section 11 of this Plan, in the event such corporation or parent or subsidiary of the Company does not substitute new and substantially equivalent Awards for, or assume, the Awards then outstanding under the Plan, all such outstanding Awards shall be cancelled immediately prior to the effective date of such extraordinary corporation transaction and, in full consideration of such cancellation, each Director to whom the Awards were granted shall be paid an amount in cash equal to the product of (a) the number of shares of Restricted Stock held by the Director plus the number shares of Common Stock issuable upon vesting of RSUs and exercise of Options held by the Director times (b) the value, as determined by the Plan Administrator in its absolute discretion, of the property (including cash) received by a holder of one share of Common Stock as a result of such event, reduced by (c) the aggregate exercise price of all Options held by such Director.
     Except as otherwise expressly provided in this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either on direct sale or on the exercise of rights or warrants to subscribe therefor, or on conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Awards.
10. Investment Representations
     If the shares issuable upon the vesting of shares of Restricted Stock or RSUs or upon exercise of an Option are not registered under the Securities Act, the Company may imprint on the certificate representing such shares the following legend or any other legend that counsel for the Company considers necessary or advisable to comply with the Securities Act:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.
The Company may, but shall in no event be obligated to, register any securities under this Plan pursuant to the Securities Act and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the vesting of shares of Restricted Stock, the vesting of RSUs, or the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.
11. Amendment or Termination

     The Board may amend, modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the degree of stockholder approval required by the Company’s charter or bylaws, applicable law, or the rules and regulations of any exchange or trading market on which the Company’s securities are then traded, the Board may not: (a) materially increase the benefits accruing to Eligible Directors under this Plan; (b) materially increase the number of shares of Common Stock that may be issued under this Plan; or (c) materially modify the requirements as to eligibility for participation in this Plan. All Awards granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Awards outstanding under this Plan at the time of such amendment, modification or revision, provided that no amendment, modification, or revision of any Award that adversely affects the rights of the holder of such award shall be effective with respect to such Award without the consent of the holder of such Award. At the discretion of the Board, all outstanding Awards may be forfeited and terminated if this Plan is terminated by action of the Board.
12. Changes in the Company’s Capital Structure
     The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize the dissolution or liquidation of the Company, any sale or transfer of all or any part of the Company’s assets or business, any reorganization or other corporate act or proceeding, whether of a similar character or otherwise, any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Common Stock or the rights thereof. Notwithstanding the foregoing, if the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, then:
     (a) The number of shares of Restricted Stock or RSUs then outstanding under the Plan shall be proportionately adjusted to equal the product obtained by multiplying such number of shares of Common Stock by a fraction, the numerator of which is that number of outstanding shares of Common Stock after giving effect to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock prior to such combination or subdivision.
     (b) The exercise price of any Option then outstanding under the Plan shall be proportionately adjusted to equal the product obtained by multiplying such exercise price by a fraction, the numerator of which is the number of outstanding shares of Common Stock prior to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock after giving effect to such combination or subdivision; and
     (c) The number of shares of Common Stock issuable upon the exercise of any Option then outstanding under the Plan shall be proportionately adjusted to equal the product obtained by multiplying such number of shares of Common Stock by a fraction, the numerator of which is that number of outstanding shares of Common Stock after giving effect to such combination or subdivision and the denominator of which is that number of outstanding shares of Common Stock prior to such combination or subdivision.
13. Compliance With Other Laws and Regulations
     The Plan, the grant of Awards, and the obligation of the Company to issue and deliver shares of Common Stock upon vesting of shares of Restricted Stock or RSUs or upon exercise of Options shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue any shares upon vesting of shares of Restricted Stock or RSUs or upon exercise of any Option if the issuance of such shares shall constitute a violation by the Director or the Company of any provisions of any law or regulation of any governmental authority. Each Award granted under this Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (a) the listing, registration or qualification of the shares subject thereto on any securities exchange or trading market or under any state or federal law of the United States or of any other country or governmental subdivision thereof,

(b) the consent or approval of any governmental regulatory body, or (c) the making of investment or other representations are necessary or desirable in connection with the issue or purchase of shares subject thereto, no shares of Common Stock may be issued upon grant, vesting, or exercise of any Award Option unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained, free of any conditions not acceptable to the Plan Administrator. Any determination in this connection by the Plan Administrator shall be final, binding, and conclusive.
14. Limitation of Liability; Indemnification of Committee and Board of Directors
     No member of the Board or the Committee shall be liable for any act or omission of any other member of the Board or the Committee or for any act or omission on his or her own part, including (without limitation) the exercise of any power or discretion given to him or her under this Plan, except those resulting from his or her own gross negligence or willful misconduct. The Company shall, to the fullest extent permitted by law, indemnify, defend, and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Awards granted hereunder by reason of the fact that such person is or was at any time a director of the Company or a member of the Committee against judgments, fines, penalties, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such action, suit or proceeding. This right of indemnification shall inure to the benefit of heirs, executors, and administrators of each such person and is in addition to all other rights to which such person may be entitled by virtue of the bylaws of the Company or as a matter of law, contract or otherwise.
15. Effective Date; Expiration of the Plan
     This Plan, which provides for grants of shares of Restricted Stock, RSUs, and Options, shall become effective on the Effective Date. Options previously granted under the Allied Waste Industries, Inc. 1994 Amended and Restated Non-Employee Director Stock Option Plan shall remain in full force and effect under the terms of such Options and this Plan. No Awards shall be granted pursuant to this Plan on or after May 20, 2015.
     This Plan is hereby executed this 20th day of May, 2005.

ALLIED WASTE INDUSTRIES, INC.,
a Delaware corporation

By

Steven M. Helm, Executive Vice President,
General Counsel and Corporate Secretary